EXHIBIT 99.1

MGP Ingredients Board Declares Dividend; Approves Fiscal Year Change

ATCHISON, Kan., Aug. 31, 2011 (GLOBE NEWSWIRE) -- The Board of Directors of MGP Ingredients, Inc. (Nasdaq:MGPI) has declared a dividend of 5 cents ($0.05) per share on the company's common stock. The dividend is payable on Oct. 13, 2011 to stockholders of record as of Sept. 15, 2011.

Directors also approved a change in the company's fiscal year-end from June 30 to Dec. 31. This change becomes effective with the start of the 2012 calendar year on Jan. 1.

"The authorization of a dividend at this time is reflective of MGPI's strong balance sheet and the board's continued confidence in the company's strategic business initiatives and growth opportunities," said Board Chairman John Speirs. "Much has been achieved by the company in advancing the concept and execution of foundational excellence across all facets of the organization. This gives MGPI an even more solid base for supporting a business model built on providing high value products to a core group of customers in the branded consumer packaged goods industry. Similar to this dividend declaration, any future dividends will be determined by the board based on the company's financial condition."

Regarding the upcoming fiscal year change, Speirs said, "This decision was made to better align MGPI's fiscal year with those of our joint venture partners and to strengthen the company's ability to gauge the growing and harvesting conditions of its principal raw material sources, corn and wheat, more effectively. An additional benefit is that it will enable the company's strategic planning process to stay more in step with many of our key customers' product development initiatives and introductions."

MGPI's fiscal year historically followed a July 1 through June 30 timeframe. With the change to a calendar-based fiscal year, the company will one time report a Transitional Period covering July 1, 2011 through December 31, 2011.

About MGP Ingredients

In business since 1941, MGP Ingredients, Inc. is a recognized pioneer in the development and production of value-added, grain-based starches, proteins and food grade alcohol products for the branded packaged goods industry. The company has facilities in Atchison, Kan., and Onaga, Kan. that are equipped with the latest technologies to assure high quality products and to maintain efficient production and service capabilities.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements as well as historical information. Forward-looking statements are usually identified by or are associated with such words as "intend," "plan", "believe," "estimate," "expect," "anticipate," "hopeful," "should," "may," "will", "could", "encouraged", "opportunities", "potential" and/or the negatives of these terms or variations of them or similar terminology. They reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Important factors that could cause actual results to differ materially from our expectations include, among others: (i) disruptions in operations at our Atchison facility, (ii) the availability and cost of grain and fluctuations in energy costs, (iii) the effectiveness of our hedging strategy, (iv) the competitive environment and related market conditions, (v) the ability to effectively pass raw material price increases on to customers, (vi) the ability to effectively operate the Illinois Corn Processing, LLC ("ICP") joint venture, (vii) our ability to maintain compliance with all applicable loan agreement covenants, (viii) our ability to realize operating efficiencies, (ix) and actions of governments. For further information on these and other risks and uncertainties that may affect the company's business, see Item 1A. Risk Factors in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

CONTACT: Steve Pickman
         913-367-1480